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                                                                     Exhibit 3.2



                                     BY-LAWS

                                       OF

                            MOLECULAR CIRCUITRY, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

            Section 1.1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 1.2. Other Office. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            Section 2.1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2.2 Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which annual meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the annual meeting. Written notice of the annual meeting stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such annual meeting not less than 10 nor more than 60 days before the date of the annual meeting.

            Section 2.3. Nominating Directors. Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation
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not less than 60 or more than 90 days prior to the meeting; provided, however, that if the Corporation has not "publicly disclosed" (in the manner provided in the last sentence of this Section 2.3) the date of the meeting at least 70 days prior to the meeting date, notice may be timely made by a stockholder under this
Section 2.3 if received by the Secretary not later than the close of business on the tenth day following the day on which the Corporation publicly discloses the meeting date. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (C) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the stockholder's notice. At the request of the Board of Directors, any persons nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein, except for persons elected to fill vacancies on the Board of Directors. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and the defective nomination shall be disregarded. For purposes of these By-Laws, "publicly disclosed" or "public disclosures shall only be applicable if the common stock of the Corporation is registered under Section 12 of the Exchange Act and shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

            Section 2.4. Notice of Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the notice procedures set forth in this
Section 2.4. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary, at the principal executive offices of the Corporation, not less than 120 or more than 150 days prior to the first anniversary of the date of the Corporation's consent solicitation or proxy statement released to stockholders in connection with the previous year's election of directors or meeting of stockholders, except that if no annual meeting of stockholders or election by consent was held in the previous year or if the date of the annual meeting has been changed from the previous year's meeting, a proposal shall be received by the Corporation within 10 days after the Corporation has "publicly disclosed" the date of the meeting in the manner provided in Section 2.3. above. The stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a




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brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any other material interest of such stockholder in such business and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 2.4., and such business not properly brought before the meeting shall not be transacted. Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

            Section 2.5. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the Chairman, (ii) the President, or (iii) by the Secretary pursuant to a resolution approved by a majority of the entire Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice for the meeting transmitted to stockholders. Written notice of a special meeting stating the place, date and hour of the special meeting and the purpose or purposes for which the special meeting is called shall be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such special meeting.

            Section 2.6. Waiver of Notice; Postponement or Cancellation of Stockholders Meetings. Notice of the time, place and purpose or purposes of any meeting of stockholders may be waived by a written waiver thereof, signed by the person entitled to notice. Such waiver, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

            Section 2.7. Record Date. In order that the Corporation may determine the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to any proposed corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall



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not precede the date upon which the resolution fixing the record date is adopted, and which shall be (i) not more than 60 nor less than 10 days before the date of a meeting, and (ii) not more than 60 days prior to the other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

            Section 2.8. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

            Section 2.9. Voting. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock represented and entitled to vote thereat shall decide any question brought before such meeting unless the question is one upon which, by express provision of applicable law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

            Section 2.10. Proxy. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original meeting or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, except where otherwise required by law, the Certificate of Incorporation or the Board of Directors, may be by a voice vote.

            Section 2.11. Chairman of the Meeting. The Chairman of the Board of Directors, if any, shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman, the President or a Vice President (in that order) shall preside, and



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in their absence or inability to act another person designated by one of them shall preside. The Secretary shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

            Section 2.12. Conduct of Meetings. Meetings of the stockholders need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary, or appropriate to assure that the business of the meeting is conducted in an orderly manner.

            Section 2.13. Inspectors of Elections; Opening and Closing the Polls. If the common stock of the Corporation is registered under Section 12 of the Exchange Act, the Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

            Section 2.14. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                              ARTICLE III
                               DIRECTORS

            Section 3.1. Duties and Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors which shall be chosen at the annual meeting of stockholders. The number of directors shall be fixed by



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resolution adopted by a majority of the entire Board of Directors except that such number shall be not less than five (5) nor more than fifteen (15), the exact number to be six (6) until otherwise determined by resolution adopted by the entire Board of Directors.

            Section 3.2. Resignation, Removal and Vacancies. Each director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to the Corporation directed to the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Subject as set forth in the following sentence, any director or the entire Board of Directors may be removed with or without "Cause" (as hereafter defined) by the vote of the holders of at least a majority of shares of capital stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of capital stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, the provisions of the preceding sentence shall apply, in respect to the Removal with Cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of capital stock and not to the vote of the holders of the outstanding shares of capital stock as a whole. Unless otherwise provided by the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by the vote of the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise provided in the Certificate of Incorporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. For the purposes of this Section 3.2, "Cause" is defined as the willful and continuous failure to perform a substantial portion of one's duties to the Corporation or willfully engaging in gross misconduct materially and demonstrably injurious to the Corporation.

            Section 3.3. General. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board of Directors may participate in any such meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

            Section 3.4. Notice. Notice of each meeting of Board of Directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed




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adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least one (1) business day before such meeting and designated for next day delivery. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.

            Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or a majority of the Board of Directors, either personally, or by courier, telephone, facsimile transmission, mail or telegram.

            Section 3.6. Quorum. At all meetings of the Board of Directors, a majority of the then duly elected directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 3.7. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

            Section 3.8. Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence by the Vice Chairman, if any, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 3.9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or



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disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent allowed by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

            Section 3.10. Committee Meetings. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum. All matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the Board of Directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            Section 3.11. Compensation. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof. In addition, in the discretion of the Board of Directors, the directors may receive a stated salary for serving as directors or committee members or any other form of compensation deemed appropriate. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                               ARTICLE IV

                                OFFICERS

            Section 4.1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board of Directors (who must be a director), a President, a Vice President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Chairmen (who must be directors), Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices



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may be held by the same person, unless otherwise prohibited by law, the
Certificate of incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors or Vice Chairman, need such officers be directors of the Corporation.

            Section 4.2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein unless the Board of Directors designates an earlier time, and, unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

            Section 4.3. Voting Securities Owned by the Corporation. Notwithstanding anything to the contrary contained herein, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the President or any Vice President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities. At any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

            Section 4.4. Chairman of Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. In the absence or disability of the President, the Chairman of the Board of Directors shall be the chief executive officer of the Corporation, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The




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Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

            Section 4.5. Vice Chairman. Each Vice Chairman shall perform such duties and have such powers as the Board of Directors from time to time may prescribe. In the absence or disability of the Chairman of the Board of Directors, the Vice Chairman, if any, shall exercise all the powers and discharge all of the duties of the Chairman of the Board of Directors and shall preside at all meetings of the stockholders and the Board of Directors.

            Section 4.6. President. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate the Chairman or any other person to serve in that capacity. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

            Section 4.7. Vice Presidents. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or the President from time to time may prescribe. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it deems appropriate.

            Section 4.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Secretary shall also perform like duties for the standing and special committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as the Board of Directors or the President may prescribe. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it. When so affixed, the seal may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.




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            Section 4.9. Treasurer. The Treasurer shall perform all duties commonly incident to that office including, but without limitation, the care and custody of the funds and securities of the Corporation which, from time to time, may come into his or her hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct. The Treasurer shall have and perform such other duties as the Board of Directors or the President from time to time may prescribe.

            Section 4.10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. In the absence of the Secretary or in the event of his or her disability or refusal to act, an Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

            Section 4.11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. In the absence of the Treasurer or in the event of his or her disability or refusal to act, an Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

            Section 4.12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                               ARTICLE V

                                 STOCK

            Section 5.1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, except as otherwise provided in the General Corporation Law. In lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement



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
that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            Section 5.2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

            Section 5.3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

            Section 5.4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued, except that a new certificate may be issued in the name of an appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person or persons entitled thereto, cancel the old certificate and record the transaction upon its books.

            Section 5.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.



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
                               ARTICLE VI

                                NOTICES

            Section 6.1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by overnight mail, courier service, telegram, telex, cable or facsimile transmission.

            Section 6.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE VII

                           GENERAL PROVISIONS

            Section 7.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same.

            Section 7.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or a duly authorized committee thereof may from time to time designate.

            Section 7.3. Fiscal Year. Until otherwise fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall end on December 31.

            Section 7.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.




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
                              ARTICLE VIII

                            INDEMNIFICATION

            Section 8.1. Power to Indemnify. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee, or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware (the "General Corporation Law") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 8.3, the Corporation shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceedings in advance of their final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

            Section 8.2. Procedures for Indemnification. To obtain indemnification under this Article VIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 8.2, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

            Section 8.3. Power to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 8.2 has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 8.4. Binding Determination. If a determination shall have been made pursuant to Section 8.2 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 8.3. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to
Section 8.3 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VIII.

            Section 8.5. Non-Exclusive Remedy. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors, or otherwise. No repeal or modification of this Article VIII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.




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
            Section 8.6. Insurance. The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any liability, cost or expense.

            Section 8.7. Expenses. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

            Section 8.8. Severability. If any provision or provisions of this
Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any section of this Article VIII containing any such provision held to be invalid, illegal or enforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII including, without limitation, each such portion of any section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or enforceable.

            Section 8.9. Definitions. For purposes of this Article VIII, "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

            Section 8.10. Notice of Indemnification. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

                               ARTICLE IX

                               AMENDMENTS

            Section 9.1. Amendments. These By-Laws may be amended, repealed or added to at any regular or special meeting of the Board of Directors or of the stockholders, by the affirmative vote of a majority of the entire Board of Directors, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, as the case may be.


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
            Section 9.2. Entire Board of Directors. As used in this Article IX and in these By- Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.







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